UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2014

Soupman, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-53943	61-1638630
(Commission File Number)	(IRS Employer Identification No.)

1110 South Avenue, Suite 100
Staten Island, NY 10314
(Address of principal executive offices and zip code)

(212)  768-7687
    (Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Since the filing on January 14, 2014, of our Quarterly Report on Form 10-Q for the quarter ended November 30, 2013, we have issued 531,560 shares of common stock upon the conversion of certain convertible debt, having an aggregate fair market value of $130,910 based upon the quoted closing trading prices on the issue dates; 320,000 shares of common stock for services rendered, having an aggregate fair market value of $129,700 based upon the quoted closing trading prices on the issue date; 2,150,000 shares of restricted common stock to accredited investors at an issue price of between $0.20 and $0.25 per share for a fair value of $450,000, which includes 1,800,000 shares issued on March 27, 2014, and 234,213 shares of common stock upon conversion of 234,213 shares of our Series A convertible preferred stock. The securities issued upon conversion of the debt and the Series A convertible preferred stock were issued pursuant to an exemption provided by Section 3(a)(9) of the Securities Act. The securities issued for services rendered and sold to accredited investors as above-described were issued pursuant to Section 4(a)(2) of the Securities Act. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The holders were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014	SOUPMAN, INC.

	By:	/s/ Lloyd Sugarman
Name: Lloyd Sugarman Title: Chief Executive Officer

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